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                                                                    Exhibit 23.2

                              ACCOUNTANTS' CONSENT

The Partners
Net 1 L.P.:

We consent to the use of our report dated March 9, 2001 with respect to the consolidated financial statements and related consolidated financial statement schedule, included in Net 1 L.P.'s Annual Report on Form 10-K/A-1 for the year ended December 31, 2000, incorporated by reference in this Proxy Solicitation Statement/Prospectus, and to the reference to our firm under the heading "Experts" in the Proxy Solicitation Statement/Prospectus.

/s/ KPMG LLP


New York, New York
October 2, 2001